Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

One Wall Street
New York, New York	10286
(Address of principal executive offices)	(Zip code)

TAM Capital Inc.
(Exact name of obligor as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Av. Jurandir, 856, Lote 4, 1° andar
04072-000, São Paulo, SP
Federative Republic of Brazil
(Address of principal executive offices)	(Zip code)

7.375% Senior Guaranteed Notes due 2017
(Title of the indenture securities)

Item 1. General Information
Item 2. Affiliations with Obligor
Item 16. List of Exhibits
SIGNATURE

Item 1. General Information.
     Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
Item 16. List of Exhibits.
     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-121195.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the ___day of August, 2007.

THE BANK OF NEW YORK

By:	/s/ Marcia Nascime

Name: Marcia Nascime
Title: Assistant Vice-President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,729,000
Interest-bearing balances	20,956,000
Securities:
Held-to-maturity securities	1,416,000
Available-for-sale securities	24,732,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	10,454,000
Securities purchased under agreements to resell	157,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,260,000
LESS: Allowance for loan and lease losses	281,000
Loans and leases, net of unearned income and allowance	30,979,000
Trading assets	2,764,000
Premises and fixed assets (including capitalized leases)	884,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	284,000
Not applicable
Intangible assets:
Goodwill	2,713,000
Other intangible assets	950,000
Other assets	9,137,000

Dollar Amounts
In Thousands
Total assets	108,157,000

LIABILITIES
Deposits:
In domestic offices	29,601,000
Noninterest-bearing	18,755,000
Interest-bearing	10,846,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	53,217,000
Noninterest-bearing	1,965,000
Interest-bearing	51,252,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,454,000
Securities sold under agreements to repurchase	101,000
Trading liabilities	2,565,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	3,890,000
Not applicable
Not applicable
Subordinated notes and debentures	2,261,000
Other liabilities	6,362,000

Total liabilities	99,451,000

Minority interest in consolidated subsidiaries	155,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,148,000
Retained earnings	5,676,000
Accumulated other comprehensive income	-408,000
Other equity capital components	0
Total equity capital	8,551,000

Total liabilities, minority interest, and equity capital	108,157,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Catherine A. Rein